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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in AMENDMENT No. 1 to the Registration Statement (Form S-3 No. 333-109972) and related Prospectus of ProAssurance Corporation for the registration of $107,600,000 of 3.9% Convertible Senior Debentures and 2,572,038 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2003, with respect to the consolidated financial statements and schedules of ProAssurance Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


Birmingham, Alabama
December 8, 2003